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                                                                    EXHIBIT 2.12

                               SECOND AMENDMENT TO


                             CONTRIBUTION AGREEMENT


                                  BY AND AMONG


                         EIG OPERATING PARTNERSHIP, L.P.

                                       AND

                           EXCEL REALTY PARTNERS, L.P.


                          Dated as of December 9, 2002

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                   SECOND AMENDMENT TO CONTRIBUTION AGREEMENT

        This SECOND AMENDMENT TO CONTRIBUTION AGREEMENT (this "Agreement"), dated as of December 9, 2002 by and among EIG Operating Partnership, L.P., a Delaware limited partnership ("Seller") and Excel Realty Partners, L.P., a Delaware limited partnership ("Purchaser").

                                    RECITALS:

        A. Seller and Purchaser entered into that certain Contribution Agreement dated as of October 17, 2002 (as amended, the "Purchase Agreement").

        B. The parties hereto desire to modify certain terms of the Purchase Agreement.

        NOW THEREFORE, in consideration of the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                  I. AMENDMENTS

        1.1 By executing this Agreement on behalf of Purchaser, New Plan DRP Trust, the sole general partner of Purchaser, hereby acknowledges that due to a scrivener's error its name was reflected improperly in both (a) the Contribution Agreement (including, without limitation, in Section 5.7(f)(i) thereof) and (b) the First Amendment thereto dated as of November 6, 2002, as "New Plan Excel DRP Trust." The parties agree that all references to "New Plan Excel DRP Trust" in the Contribution Agreement, the First Amendment thereto, and any other documents related to the closing of the transactions contemplated thereby, shall be modified so as to read "New Plan DRP Trust."

                                II. MISCELLANEOUS

        2.1 DEFINED TERMS: All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. The term "this Agreement" in the Purchase Agreement shall be deemed to be the Purchase Agreement and all amendments thereto.

        2.2 ADMINISTRATION AND INTERPRETATION: The administration provisions, including, without limitation, the notice, governing law, and counterparts provisions of the Purchase Agreement are incorporated herein.

        2.3 EXHIBITS AND SCHEDULES: The Recitals to this Agreement and the Exhibits and Schedules attached hereto are hereby incorporated by reference into the body of this Agreement and made a part hereof.

        2.4 AMENDMENT: Except as specifically herein set forth, all of the terms, covenants and conditions of the Purchase Agreement shall remain unmodified, in full force and effect and shall be binding upon the parties hereto and their respective successors and assigns.

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                     EIG OPERATING PARTNERSHIP, L.P.

                                     By: EIG Realty, Inc., its general partner

                                         By: /s/ Todd M. Jacobs
                                             ---------------------------------
                                         Name:  Todd M. Jacobs
                                         Title:  Secretary


                                     EXCEL REALTY PARTNERS, L.P.

                                     By: New Plan DRP Trust, its general partner

                                         By: /s/ Steven F. Siegel
                                             ---------------------------------
                                         Name:  Steven F. Siegel
                                         Title:  Executive Vice President

New Plan Excel Realty Trust, Inc. joins in this Agreement to irrevocably and unconditionally guarantee the performance by Purchaser of all of Purchaser's obligations under this Agreement (including, without limitation, all performance, indemnification and payment obligations of Purchaser) as same may be further amended from time to time:

NEW PLAN EXCEL  REALTY TRUST, INC.


By:     /s/ Steven F. Siegel
        --------------------------------------------
        Name:  Steven F. Siegel
        Title:  Executive Vice President

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